Exhibit 1.1
[●] Shares
MIAMI INTERNATIONAL HOLDINGS, INC.
COMMON STOCK, PAR VALUE $.001 PER SHARE
UNDERWRITING AGREEMENT
December [●], 2025

December [●], 2025
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Piper Sandler & Co.
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Piper Sandler & Co.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020
Ladies and Gentlemen:
Certain stockholders of Miami International Holdings, Inc., a Delaware corporation (the “Company”) named in Schedule I hereto (the “Selling Stockholders”), severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) [●] shares of the Company's common stock, par value $.001 per share (the “Firm Shares”). The Selling Stockholders also propose to sell to the several Underwriters not more than an additional [●] shares of the Company’s common stock, par value $.001 per share (the “Additional Shares”) if and to the extent that J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Piper Sandler & Co., as representatives of the offering (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $.001 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-[●]), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. “Applicable Time” means [●] P.M., New York City time, on December [●], 2025.
1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.
(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will as of the date of such amendment or supplement, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the Applicable Time and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter or Selling Stockholder furnished to the Company in writing by such Underwriter through the Representatives or such Selling Stockholder, as the case may be, expressly for use therein.
(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if used after the effective date of this Agreement will comply when used, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(e)    Each “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act (the “Significant Subsidiaries”) has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or the equivalent concept is applicable to such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or the equivalent concept is applicable to such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so incorporated, organized or formed or to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, except to the extent that the failure to be so authorized and issued would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for any such liens or encumbrances arising pursuant to indebtedness or financing arrangements described in the Time of Sale Prospectus and the Prospectus. The Company has no other Significant Subsidiaries other than those listed on Schedule IV hereto.
(f)    This Agreement has been duly authorized, executed and delivered by the Company.
(g)    The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(h)    The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding have been duly authorized and are validly issued, fully paid and non-assessable.
(i)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement does not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as has previously been obtained or as may be required by the securities or Blue Sky laws of the various states or non-U.S. jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.
(j)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)    There are no legal or governmental proceedings pending, threatened or, to the knowledge of the Company, contemplated to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
(l)    Each preliminary prospectus, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(m)    The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(n)    The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(o)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no person has the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(q)    (i) None of the Company or any of its subsidiaries, or any director, or officer thereof, or, to the Company’s knowledge, any employee, controlled affiliate, agent or person acting on behalf of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(r)    The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).
(s)    (i) None of the Company, any of its subsidiaries, or any director, or officer thereof, or, to the Company’s knowledge, any employee, agent, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)    the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or
(B)    located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran and North Korea).

(ii)    The Company and its subsidiaries will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions;
(B)    to fund or facilitate any money laundering or terrorist financing activities; or
(C)    in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    The Company and each of its subsidiaries have not knowingly engaged in, and are not knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, in each case, to the extent that would, at the time of such dealings or transactions, be prohibited for any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) required to comply with Sanctions.
(t)    The Company and its subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions in all material respects, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened.  The Company and its subsidiaries and controlled affiliates have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(u)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except in each case as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (other than from certain market participants, employees, or other service providers in connection with the Company’s rights and obligations under its equity rights program, equity compensation plans or other agreements described in each of the Registration

Statement, the Prospectus and the Time of Sale Prospectus), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise or settlement (including any “net” or “cashless” exercises or settlements) or issuance of shares of Common Stock upon exercise or conversion of the Derivative Securities described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in the case of short-term and long-term debt, pursuant to such agreements as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus respectively. For purposes of this Agreement, the term “Derivative Securities” means (A) options to purchase shares of Common Stock, (B) warrants to purchase shares of Common Stock, (C) convertible promissory notes (including accrued and unpaid interest thereon), and (D) restricted stock units of the Company.
(v)    The Company and each of its Significant Subsidiaries have marketable title in fee simple to all real property and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects (“Liens”), except for (i) any Liens or encumbrances set forth in that certain Owner’s Policy of Title Insurance no. 1213943 issued by First American Title Insurance Company and dated as of June 10, 2024 or (ii) any Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
(w)    (i) Except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect, the Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of any third-party Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) to the knowledge of the Company, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any third-party Intellectual Property Rights in any material respect; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.
(x)     (i) Except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect, the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form to any third party, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(y)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority with jurisdiction over the Company over any of its subsidiaries and any other legal obligations, in each case, where binding upon the Company or any of its subsidiaries, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding, and is unaware of any other facts that, singly or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding against the Company or its subsidiaries by or before any court or governmental agency, authority or body pending, threatened, or to the Company’s knowledge, contemplated, alleging non-compliance with any Data Security Obligation.
(z)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have taken all commercially reasonable technical and organizational measures required to protect the information technology systems and Data in the possession or otherwise in the control of the Company and its subsidiaries used in connection with the operation of the Company’s and its subsidiaries’ businesses, and (ii) without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and Data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, except for any Breach that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(aa)    No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, reasonably be expected have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(bb)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as and are prudent and customary in the businesses in which they are engaged, and which the Company reasonably believes are adequate to protect the Company and each of its subsidiaries and their respective businesses; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(cc)    The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in all material respects, and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(dd)    The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(ee)    KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(ff)    The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) as defined in Rule 13(a)-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting (it being understood that these clauses (i) and (ii) shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith as of an earlier date than it would otherwise be required to do so under applicable law).
(gg)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, restricted stock units, rights or warrants.
(hh)    Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(ii)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required by law to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any written notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
(jj)    From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an

“emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(kk)    The Company (i) has not alone engaged in any Testing-the-Waters Communication (as defined below) with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act, are otherwise in compliance with the requirements of Rule 163B of the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule V hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.
(ll)    As of the Applicable Time, no individual Testing-the-Waters Communications, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(mm)    Each of Miami International Securities Exchange, MIAX PEARL, LLC, MIAX Emerald, LLC and MIAX Sapphire, LLC, is registered as a national securities exchanges and is a self-regulatory organizations (as registered under Section 6 and as defined in Section 3(a)(26), respectively, of the Exchange Act) and have in effect rules (i) in accordance with the provisions of the Exchange Act for the trading of securities listed or accepted for trading on each of their respective platforms and (ii) with respect to all other matters for which rules are required under the Exchange Act.
(nn)    Each of MIAX Futures Exchange, LLC (formerly the Minneapolis Grain Exchange, LLC) and MIAX Derivatives Exchange is a derivatives clearing organization registered in accordance with Section 5(b) of the Commodity Exchange Act (“CEA”) and Part 39 of the regulations of the Commodities Futures Trading Commission (the “CFTC”) and a designated contract market in accordance with Section 5(d) of the CEA and Part 39 of the CFTC’s regulations, and has in effect rules with respect to all matters for which rules are required under the CEA and the CFTC’s regulations.

2.    Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
(b)    The execution and delivery by or on behalf of such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by or on behalf of such Selling Stockholder and Computershare Inc., as custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the offer and sale of the Shares by such Selling Stockholder (the “Power of Attorney”) will not contravene (i) any provision of applicable law, or (ii) the certificate of incorporation, by-laws or similar organizational documents of such Selling Stockholder (if such Selling Stockholder is a corporation), or (iii) any material agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder except, in the case of clauses (i), (iii), or (iv) as would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement, the Custody Agreement and the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as have already been obtained or may be required under the Securities Act, the Exchange Act or the rules and regulations thereunder, or by the securities or Blue Sky laws of the various states or non-U.S. jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.
(c)    Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.
(d)    The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are valid and binding agreements of such Selling Stockholder; subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(e)    Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws or similar organization documents, and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(f)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii)each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(f) are limited solely to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished in writing by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages), which appear in the Registration Statement, the Time of Sale Prospectus or any Prospectus or any amendments or supplements thereto in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in the Registration Statement or any Prospectus (with respect to each such Selling Stockholder, the “Selling Stockholder Information”).
(g)    (i) No such Selling Stockholder, or if such Selling Stockholder is an entity, none of such Selling Stockholder or any of its subsidiaries, or, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:
(A)    the subject of any Sanctions, or
(B)    located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran and North Korea).
(ii)    Such Selling Stockholder will not, directly or knowingly indirectly, use the proceeds received by such Selling Stockholder in this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions;
(B)    to fund or facilitate any money laundering or terrorist financing activities; or
(C)    in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    Such Selling Stockholder has not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions, in each case, to the extent that would, at the time of such dealings or transactions, be prohibited for any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) required to comply with Sanctions.
(iv)    (a) No such Selling Stockholder, or if such Selling Stockholder is an entity, any of its subsidiaries or controlled affiliates, or, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, or representative, thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of such Selling Stockholder or, if such Selling Stockholder is an entity, for the benefit of any of its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of the Anti-Corruption Laws.
(v)    If such Selling Stockholder is an entity, the operations of such Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with the Anti-Money Laundering Laws.
(vi)    If such Selling Stockholder is an entity, such Selling Stockholder and its subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions in all material respects, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of such Selling Stockholder, threatened.  If such Selling Stockholder is an entity, such Selling Stockholder and its subsidiaries and controlled affiliates have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(h)    Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
(j)    Each Selling Stockholder listed on Schedule I hereto and organized or domiciled or otherwise resident for tax purposes in a jurisdiction outside of the United States (each, a “Non-U.S. Selling Stockholder”) specifically agrees no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in such Non-U.S. Selling Stockholder’s jurisdiction of organization or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.
(k)    Each Non-U.S. Selling Stockholder has the power to submit, and pursuant to Section 16(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 16(a)), and has the power to designate, appoint and empower, and pursuant to Section 16(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.
3.    Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $[●] a share (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole, or from time to time in part, by giving written notice to the Selling Stockholders not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date or later than five business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
4.    Terms of Public Offering. The Selling Stockholders are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company and the Selling Stockholders are further advised by the Representatives that the Shares are to be offered to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] a share, to any Underwriter or to certain other dealers.
5.    Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2025, or at such other time on the same or such other date, not later than [●], 2025, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2026, as shall be designated in writing by the Representatives.
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.
6.    Conditions to the Underwriters’ Obligations. The obligations of the Selling Stockholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission.

The several obligations of the Underwriters are subject to the following further conditions:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Reed Smith LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(d)    The Underwriters shall have received on the Closing Date a satisfactory opinion and negative assurance letter of Ropes & Gray LLP, counsel to the Representatives.
(e)    The Underwriters shall have received on the Closing Date opinions of the counsel for the Selling Stockholders as identified in Schedule I (“Selling Stockholders’ Counsel”), dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
With respect to the negative assurance letters to be delivered pursuant to Sections 6(c) and 6(d) above, Reed Smith LLP and Ropes & Gray LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Selling Stockholders’ Counsel may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is reasonably satisfactory to the Representatives’ counsel, (B) a copy of each opinion so relied upon is delivered to the Representatives and is in form and substance reasonably satisfactory to the Representatives’ counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to the Representatives and shall be in form and substance reasonably satisfactory to the Representatives’ counsel and (D) Selling Stockholders’ Counsel shall state in their opinion that they are justified in relying on each such other opinion.
The opinions of Reed Smith LLP and Selling Stockholders’ Counsel described in Sections 6(c) and 6(e) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.
(f)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(g)    The Lock-up Agreements (and any amendments thereto) between the Representatives and certain stockholders, officers and directors of the Company shall be in full force and effect on the Closing Date, and each Selling Stockholder shall have entered into a Lock-up Agreement amendment.
(h)     The Underwriters shall have received on the Closing Date a certificate of each of the Selling Stockholders, in form and substance satisfactory to the Representatives, confirming that the representations of such Selling Stockholder are true and correct and that such Selling Stockholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date
(i)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:
(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;
(ii)    an opinion and negative assurance letter of Reed Smith LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)    an opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;
(iv)    an opinion of Selling Stockholders’ Counsel, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;
(v)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;
(vi)     a certificate, dated the Option Closing Date and signed by an authorized individual of each Selling Stockholder, confirming that the certificate delivered on the Closing Date pursuant to Section 6(h) hereof remains true and correct as of such Option Closing Date;
(vii)    such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
7.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    Upon written request from the Representatives, to furnish to the Representatives, without charge, [●]1 signed copies (which are not required to be wet ink signatures) of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.
(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed
1 Note to Draft: To insert number of banks participating in the offering plus one.

amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will, as of the date of such amendment or supplement, no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will, as of the date of such amendment or supplement, comply with applicable law.
(f)    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters or counsel for the Company the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the

Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will, as of the date of such amendment or supplement, comply with applicable law.
(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, except that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any jurisdiction if it is not otherwise subject to, or to execute a general consent to service of process in any such jurisdiction where it is not now subject.
(h)    To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, which requirement may be satisfied by a filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor thereto.
(i)    If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).
(j)    The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to below.
(k)    If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise or the conversion of a Derivative Security outstanding as of the date hereof referred to in each of the Time of Sale Prospectus and Prospectus, (C) any shares of Common Stock issued, or options to purchase Common Stock or other equity awards covering Common Stock granted, in either case, pursuant to existing employee benefit plans or arrangements of the Company described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (D) any shares of Common Stock issued pursuant to any existing non-employee director compensation plan or program described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (E) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares of Common Stock or other equity instruments issued pursuant to any plans, arrangements or programs described in (C) or (D) above, (F) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period (except as otherwise permitted under the form of lock-up agreement) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period or (G) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amounts of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (G) shall not exceed 10% of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully-diluted basis, and provided, further, that each recipient of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to this clause (G) shall execute and deliver to the Representatives a lock-up letter substantially in the form of Exhibit A-2 hereto covering the remainder of the Restricted Period.
8.    Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with each Underwriter as follows:
(a)    Each Selling Stockholder will deliver to [name of underwriter] (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.
(b)    Each Selling Stockholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification.
(c)    All sums payable by any Non-U.S. Selling Stockholders under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case such Non-U.S. Selling Stockholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.
(d)    All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where a Non-U.S. Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, such Non-U.S. Selling Stockholder shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.
9.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations and those of the Selling Stockholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove reasonably specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the

Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented out-of-pocket fees and disbursements of counsel for the Underwriters, in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Underwriters, incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the amount payable by the Company with respect to the disbursements for counsel for the Underwriters incurred pursuant to subsections (iii) and (iv) of this Section 9 shall not exceed $25,000 in the aggregate), (v) the cost of printing any certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses incurred by the Company, 50% of the cost of any private aircraft and other private transportation chartered or used in connection with the road show (it being understood that the other 50% of such private aircraft or transportation shall be the responsibility of the Underwriters), provided that, if no representatives of the Underwriters are on board such private aircraft or transportations, the Company shall be responsible for 100% of the cost of such private aircraft or transportation, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution,” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.
10.    Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
11.    Indemnity and Contribution.
(a)    (i) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in Section 11(b).
(b)    Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of such Selling Stockholder which constitutes Selling Stockholder Information. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) of the Shares sold by such Selling Stockholder under this

Agreement (with respect to each Selling Stockholder, the “Selling Stockholder Proceeds”) less any amounts that such Selling Stockholder actually pays pursuant to the contribution provisions of Section 11(e) below.
(c)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through or on behalf of the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto. The Company acknowledges that the following statements set forth under the heading “Underwriting (Conflicts of Interest),” (a) the selling concession amount appearing in the first sentence in the third paragraph, (b) the information contained in the seventh paragraph related to the Underwriter’s intention not to make sales to discretionary accounts, and (c) the first, second, fourth, fifth, sixth, seventh, ninth and eleventh sentences in the thirteenth paragraph related to stabilization and syndicate covering transactions, in the Registration Statement, the Time of Sale Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.
(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such reasonable and documented fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Power of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party, from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified parties.
(e)    To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Stockholders’ respective obligations to contribute pursuant to this Section 11 are several and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Stockholder Proceeds of such Selling Stockholder less any amounts that such Selling Stockholder actually pays pursuant to Section 11(b) above.
(f)    The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(g)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Underwriters, the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, by or on behalf of any Selling Stockholder or any person controlling any Selling Stockholders, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
12.    Termination. The Underwriters may terminate this Agreement or, with respect to the option to purchase Additional Shares provided in Section 3 hereof, terminate the obligations of the several Underwriters to purchase the relevant Additional Shares, by written notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Firm Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either the Representatives, the Company or the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement is terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, and not as a result of the occurrence of the events set forth in subsections (i), (iii), (iv), or (v) of Section 12 hereof, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than by reason of default by the Underwriters or the occurrence of any of the events described in clauses (i), (iii), (iv), or (v) of Section 12 hereof), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all accountable and documented out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred and documented by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
14.    Entire Agreement.
(a)    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)    The Company and each Selling Stockholder acknowledge that in connection with the offering of the Shares by the Selling Stockholders: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Stockholders or any other person, (ii) the Underwriters owe the Company and each Selling Stockholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Stockholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.  The Company and each Selling Stockholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
(c)    Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
15.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
16.    Submission to Jurisdiction; Appointment of Agents for Service.
(a)    Each of the Non-U.S. Selling Stockholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of the Non-US Selling Stockholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Non-US Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, such Non-US Selling Stockholders irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
(b)    [Each of the Non-US Selling Stockholders herby irrevocably appoints [ñ], with offices at [ñ], as its agent for service of process in any Related Proceeding and agrees that service of process]2 in any such Related Proceeding may be made upon it at the office of such agent. Each of the Non-US Selling Stockholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Non-US Selling Stockholders represents and warrants that such agent has agreed to act as the Selling Stockholders’ agent for service of process, and each of the Non-US Selling Stockholders agrees to take any and all action, including
2Note to Draft: To be coordinated with the Custody Agreement.

the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
17.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the Underwriters and the Non-US Selling Stockholders agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of any Non-US Selling Stockholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Non-US Selling Stockholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the relevant Non-US Selling Stockholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.
18.    Taxes. If any sum payable by a Non-US Selling Stockholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.
19.    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication, including, without limitation, electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.
20.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
22.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Piper Sandler & Co. LLC, 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel; if to the Company shall be delivered, mailed or sent to Miami International Holdings, Inc., 7 Roszel Road, Suite 1A, Princeton, NJ 08540, Attention: Thomas P. Gallagher, Chairman & Chief Executive Officer, with a copy to Barbara Comly, General Counsel; and if to the Selling Stockholders shall be delivered, mailed or sent to each of the attorneys-in-fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention: General Counsel, with a copy, which shall not constitute notice, to DLA Piper LLP (US) at 1251 Avenue of the Americas, 27th Floor, New York, New York 10020, Attention: Stephen P. Alicanti.

Miami International Holdings, Inc.

By:
	Name:	Thomas P. Gallagher
	Title:	Chairman & Chief Executive Officer
[Signature Page to the Underwriting Agreement]

The Selling Stockholders named in Schedule I
hereto, acting severally

By:
Attorney-in Fact
[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Piper Sandler & Co.
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Piper Sandler & Co.

By:
Name:
Title:
2

SCHEDULE I

Selling Stockholder	Number of Firm Shares To Be Sold	Jurisdiction	Counsel

Total:
I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

J.P. Morgan Securities LLC	[●]

Morgan Stanley & Co. LLC	[●]

Piper Sandler & Co.	[●]

Raymond James & Associates, Inc.	[●]

Rosenblatt Securities Inc.	[●]

William Blair & Company, L.L.C.	[●]

Keefe, Bruyette & Woods, Inc.	[●]

Total:	[●]
I-1

SCHEDULE III
Time of Sale Prospectus
1.    Preliminary Prospectus issued [●], 2025
2.    Orally communicated pricing information:
a.    The Public Offering Price per share for the Shares is $[●].
b.    The number of Firm Shares is [●].
c.    The Closing Date is [●], 2025.
II-1

SCHEDULE IV
Significant Subsidiaries
1.    Miami International Securities Exchange, LLC
2.    MIAX PEARL, LLC
3.    MIAX Emerald, LLC
4.    MIAX Sapphire, LLC
5.    MIAX Futures Exchange, LLC
6.    Dorman Trading, LLC
III-1

SCHEDULE V
Written Testing-the-Waters Communications
1.    [None.]
IV-1

EXHIBIT A-1
FORM OF LOCK-UP AGREEMENT AMENDMENT
Amendment to Lock-Up Agreement
This amendment (the “Amendment”) to the Lock-Up Agreement (the “Lock-Up Agreement”) entered into in connection with the initial public offering of shares of the Company’s Common Stock that closed on August 15, 2025 (the “Initial Public Offering”) is effective as of [●], 2025 and is by and among the undersigned holder of securities of the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Piper Sandler & Co. (together, the “Representatives”) and is supplemental to the Lock-Up Agreement delivered by the undersigned to the Representatives in connection with the Initial Public Offering. Capitalized terms used herein but not herein defined shall have the meanings ascribed to such terms in the Lock-Up Agreement.
WHEREAS, the undersigned understands that the Representatives, on behalf of the underwriters named therein (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company and the Selling Stockholders listed on Schedule I to the Underwriting Agreement (the “Selling Stockholders”), providing for the public offering (the “Public Secondary Offering”) by the Selling Stockholders through the Underwriters of shares of the Common Stock of the Company;
WHEREAS, in consideration of the registration and sale of certain shares of Common Stock by the undersigned in the Public Secondary Offering and for good and valuable consideration, the parties have agreed to amend the Lock-Up Agreement in the manner herein set forth; and
THEREFORE, this Amendment confirms that parties’ agreement that the following amendments are hereby made to the Agreement:
1.The definition of “Restricted Period” shall be hereby amended to continue through the period ending 90 days after the date of the final prospectus relating to the Public Secondary Offering.
2.The definition of “Lock-Up Securities” shall be hereby amended to include any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the undersigned or any other securities so owned by the undersigned that are convertible into or exercisable or exchangeable for Common Stock as of the date of this Amendment which, for the avoidance of doubt, shall exclude any shares of Common Stock beneficially owned by the undersigned as of the date of this Amendment to be sold in the Public Secondary Offering (the “Secondary Offering Shares”).
3. The “Secondary Offering Shares” are hereby released from the restrictions on offer and sale contained in the Lock-Up Agreement only for the limited purposes of offer and sale by the Underwriters in the Public Secondary Offering.

Except as provided herein, all other terms and conditions of the Lock-Up Agreement shall remain in full force and effect.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Secondary Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Secondary Offering, the Underwriters are not making a recommendation to you to participate in the Public Secondary Offering, sell any shares of Common Stock at the price determined in the Public Secondary Offering or enter into this agreement, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication, including, without limitation, electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Page Follows]

This agreement shall be governed by and construed in accordance with the laws of the State of New York.
Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

IF JOINTLY HELD:		Name:
(please print full name)
By:		Title:
	(duly authorized signature)		(please print full title)

Name:
(please print full name)

Accepted as of the date hereof
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Piper Sandler & Co.

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Piper Sandler & Co.

By:
Name:
Title:

EXHIBIT A-2
FORM OF D&O LOCK-UP AGREEMENT
____________, 2025
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10179
Piper Sandler & Co.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020
Ladies and Gentlemen:
The undersigned understands that J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Piper Sandler & Co. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Miami International Holdings, Inc., a Delaware corporation (the “Company”) and the Selling Stockholders listed on Schedule I to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the Underwriters, including the Representatives (the “Underwriters”), of shares of the common stock, par value $.001 per share of the Company (the “Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, he, she, or it will not, will not cause any direct or indirect affiliate to, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (“Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.
The foregoing shall not apply to: (a) transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift or in connection with estate planning, including but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned, or by will or intestacy, provided that (i) the transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this agreement and (ii) no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above or any filing under Section 16(a) of the Exchange Act that is legally required, provided that such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer or distribution and indicate that the shares remain subject to this agreement); (c) distributions of Lock-Up Securities to limited partners or stockholders of the undersigned; provided that (i) the transfer shall not involve a disposition for value and each distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period; (d) establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; (e) the exercise of stock options granted pursuant to the Company’s equity incentive plans or warrants (in each case, including by “net” or “cashless exercise”) or the conversion of convertible notes that are described in the Prospectus; provided that the Common Stock issued upon such exercise or conversion shall remain subject to the terms of this Lock-Up Agreement unless otherwise being offered and sold by the undersigned in the Public Offering; (f) transfers of Lock-Up Securities to the Company to satisfy tax withholding obligations pursuant to a plan or arrangement described in the Prospectus; (g) “sell to cover” or similar open market transactions by the undersigned conducted in order to satisfy tax liability and obligations of the undersigned as a result of the exercise of options expiring during the Restricted Period, issued pursuant to a plan or arrangement described in the Prospectus; (h) “sell to cover” or similar open market transactions by non-employees conducted in order to satisfy tax liability and obligations of such non-employee as a result of the vesting of restricted stock awards, issued pursuant to a plan or arrangement described in the Prospectus; (i) transfers of Lock-Up Securities to the Company upon death, disability or termination of employment, in each case, of the undersigned; (j) transfers of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities shall remain subject to the restrictions contained in this agreement; (k) transfers of Lock-Up Securities by operation of law to a spouse, former spouse, domestic partner, former domestic partner, child or other dependent pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee agrees in writing to be bound by the terms of this agreement and it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and indicate that the shares remain subject to this agreement, or (l) shares of Common Stock being offered and sold by the undersigned in the Public Offering.
In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering, sell any shares of Common Stock at the price determined in the Public Offering or enter into this agreement, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an

Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything to the contrary contained herein, this letter will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder on December 19, 2025, in the event that the Underwriting Agreement has not been executed by such date.
This agreement shall be governed by and construed in accordance with the laws of the State of New York.
Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

IF JOINTLY HELD:		Name:
(please print full name)
By:		Title:
	(duly authorized signature)		(please print full title)

Name:
(please print full name)
B-3